Exhibit 99.2

L-1IDENTITY SOLUTIONS INC.
Moderator: Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

L-1 IDENTITY SOLUTIONS INC.

Moderator:  Lisa Cradit
January 6 2010
4:00 p.m. CT

Operator:	Welcome to L-1 Identity Solutions conference call regarding the company’s preliminary results for fourth quarter and full year ended December 31, 2009.

At this time, all participants have been placed in a listen-only mode and the floor will be open for your questions following the presentation.  If you would like to ask a question at that time, please press star one on your touch-tone phone.  If at any point your question has been answered, you may remove yourself from the queue by pressing the pound key.  If you should require operator assistance, please press star zero.  We ask that you please pick up your handset to allow optimal sound quality.

I will now turn the floor over to Lisa Cradit.

Lisa Cradit:	Thank you for joining us for the conference call announcing preliminary results for fourth quarter and full year ended December 31, 2009.

Statements and representatives that L-1 Identity Solutions made during this call that are not historical facts are forward-looking statements made under the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on management’s current beliefs and assumptions and involve inherent risks and uncertainties.  Any statements made today about future expectations or results are necessarily only estimates.

Actual results could differ materially from any forward-looking expectation.  Factors that may cause differences between forward-looking expectations and future actual results are fully described in the company’s SEC filings.  The company express disclaims any obligation to revive or update any forward-looking statement.  Representatives of L-1 plan to use a number of defined financial terms during this afternoon’s call.  Please to the company’s press release issued this afternoon for further definition of and context for the use of these terms.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

With that, I’ll turn the call over to Mr. Bob LaPenta.

Bob LaPenta:	Good afternoon everyone. I trust everybody’s had an opportunity to read the announcement providing preliminary results for the fourth quarter and year.

As I indicated in my release, we’re disappointed with the results for the quarter.  And the short fall in profit and sales resulted mainly from the slippage of an enterprise license.  Many of you on the call may have seen the announcement in FedBizOpps of the intent of the customer to issue a sole source award for this license.

We have been receiving calls over the past two weeks asking about the placement of that, the status of it, whether it was placed or not. And today, we announce the fact that it has, in fact, been delayed.  At the very last moment one of our competitors threatened to protest that award.  Our customer is very upset about that.  Our customer wanted to make the award of that enterprise license.  Our software is performing exceedingly well.  It has strategic capability and they were planning on deploying it to Afghanistan very shortly.  We believe we’re going to be successful.  However, the holiday and other issues raised by that protest threat caused a delay.

Had it not been for that delay we would have actually exceeded our EBITDA for the quarter and come very close to our sales target.  So despite the fact that we were disappointed and the fact that that enterprise license was delayed, as I indicated in the release, I’m really pleased with the position of the company and how we ended the year.  We have $1.3 billion backlog.  As I indicated, we were successful on a number of domestic and international opportunities that we hope to be announcing the next couple of weeks once contractual terms are finalized.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

The $80 million I talk about in there represents about five different awards.  And they are in strategic positions both domestically and internationally.  The Company’s enrollment division has done a great job this year.  We’ve built a network second to none.  We’ve enrolled over two million people.  The credentialing business is very strong.  We won over 16 State contracts.  That brings us to a total of 45 out of the 50 states, a dominant position with the added value services we’re going to be providing.  One example of that is the kiosk that we’re very excited about.  As States begin implementing this solution we think it provides great upside for L-1.

A group that  I didn’t mention in my release is the intel group.  I should mention that they had a good year.  They’re doing very well.  Our ACI group is heavily involved in cyber security and our SpecTal group is heavily involved in the watch list.  Regarding the watch list I’d like you to know that we’ve thoroughly gone back throughout all of our policies and procedures.  We’ve met with the customer.  And everything we’ve done, all of the work we’re doing on that program, where we are the prime provider of the watch list data, has been A-1 and they’re very, very pleased with our work and support on that program.

So the main reason that I wanted to have this call is I’m sure you have a lot of questions and I wanted to give you an opportunity to ask them directly. With that, I’ll open it up to Q&A.

Operator:
At this time, if you have a question or comment, please press star one on your touch-tone phone.  If at any point, your question is answered you may remove yourself from the queue by pressing the pound key.  If you have additional questions, we ask that you please re-enter the queue.  Again, we do ask that while you pose your question that you pick up your handset to provide optimal sound quality.

One moment for your first question. Your first question comes from Brian Ruttenbur with Morgan Keegan.

Brian Ruttenbur:
OK.  Thank you very much.  Can you give us some kind of assurances for 2010?  Two thousand nine hasn’t gone exactly as planned.  And you know, how confident are you at this point in 2010 guidance that you have out there?  Or do you need to sit back and maybe take a couple of weeks to you know when you actually report earnings to reevaluate that?

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

Bob LaPenta:
Well, we’re about half way through our budgeting and planning process for 2010.  We’re going to complete that process within the next week to 10 days.  That guidance was provided about 60, 75 days ago.  Right now, we don’t see any reason to change it.

But we’re going to be looking at it very closely.  Listen,I think the main thing to say here is,how is this company positioned?  Have we done what as a management team we wanted to do to position this company to perform and to be a prime provider within the homeland security space?  And I’ve got to tell you I’m very happy with where the company is.  And you know missing sales, nobody likes to do that.

But my goal is to have my eye on the horizon and I’m very pleased with where the company is now, and where we’re going.  And as I mentioned in the conference call I guess for the third quarter, when we complete our investments for all of the contracts that we’ve won in the driver’s license and credentialing business, this company is going to become a “cash machine”.  And I’m really excited about the opportunity that’s in front of us.  But to answer your question directly, we’re going to be re-looking at it.  Today, I don’t see any reason to change it.

Brian Ruttenbur:
What – how much of your backlog is you know for 2010 you’re talking about a large backlog but how much do you actually have to win in addition to what’s in backlog to hit your 2010 numbers?  You know I think you said $1.3 billion is in backlog, how much of that actually comes out in 2010?  Is it $500 million of that?  Or what?

Bob LaPenta:
No.  Roughly 87 percent and this is a number that I knew was going to be questioned.  Roughly 87 percent of that number comes out of backlog or existing programs.  So 13 percent of that $750 number says we have to book and ship you know about $100 million.  Most of that is in the biometrics group.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

Brian Ruttenbur:	OK. How does that compare to this time last year? Did you have 87 percent in backlog at this point last year?

Bob LaPenta:
I think we had maybe a little – somewhere around 80 percent.  And we had a book and ship I think the number around $75 or $80 million.  And I think ultimately we ended up coming in with a number like $50 or $60.

Brian Ruttenbur:	OK. Thank you very much.

Bob LaPenta:	Your next question comes from Jim Ricchiuti at Needham and Company.

Jim Ricchiuti:
Yes, thank you.  I wonder if you could just elaborate, again, on the delay, the award delay.  Can you size the revenue impact?  You said, I believe, it accounted for most of the short fall.  And I wonder, Bob, if you can give us any sense of it on a timeline when this might be resolved for you guys?

Bob LaPenta:
Well, again, I mean the threat of a protest you know was not something the customer expected, not something the customer wanted.  If you read the FedBizOpps release it talked about how unique our software is, how satisfied they are with it, how much money they’ve all ready invested in this software.  And, by the way, they’ve invested over a year, a year-and-a-half of effort.

If you speak to the customer, they’re over the moon about its performance.  But the fact that this came in at Christmas week when everybody was off doing something else really, really got the wheels of the train grounded to a halt.  The customer wants this software.  I don’t want to talk too much about what the competitor did.  I’m not very happy about it, nor is the customer.  It’s a larger award that had not only implications for this quarter but we expected to rapidly get a follow on award for customization and deployment in areas around the world.  So there was another traunch coming behind this.

Jim Ricchiuti:	So when you think about the guidance you gave a couple of months ago for 2010, how are you thinking about this piece of revenue, this business?

Bob LaPenta:
I was thinking about this being a fourth quarter piece of revenue and profit.  And again you know we’ll factor this into our thinking when I get a little more clarity now that everybody’s back from holiday and everybody is kind of reassessing where we are and we’ll decide you know how we want to factor it in.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

Jim Ricchiuti:
I believe you mentioned that the – you characterized the intel business as being pretty solid for the year.  That was the case in the quarter, as well because there has been it appears you know the government is moving in some instances towards more insourcing.  Are you saying any impact on the business from that?

Bob LaPenta:
As I mentioned in the third quarter call we have seen an impact particularly with the Agency who’s been most aggressive in that regard.  We’re also seeing you know pressure relative to rates.  But you know these companies are well positioned with very, very high end TS SCI rated talent which are very difficult to come by.

And without making any predictions and certainly I don't know this to be a fact.  But in light of what’s happened, I would suspect there’s going to be added emphasis on the watch list, the review of the people in that watch list, any backlog that exists in processing people and how these people are processed within that back – within that list.  So again, I’m not saying there’s going to be additional business.  But I think with the scrutiny that that whole area is getting I’m glad that we’re involved in it.

Jim Ricchiuti:
Last question, if I may, if you could just – is there any color you could provide on how you see certain items on the balance sheet, cash position, debt and just if you could speak to whether you are in compliance with your covenants and anticipate remaining so?

Bob LaPenta:	We’re in compliance with our covenants. I think the cash flow is coming in Jim, what?

Jim DePalma:	Slightly lower than our expectation.

Bob LaPenta:
Slightly lower than our expectations.  And, again you know we thought we were going to get this enterprise license really like in November, that would have been an additional you know cash infusion for us.  But you know it’s sad that you know we were – we had such a good – I believe a good performance.  And for somebody to do something that I consider to be I don’t know what I consider it to be.  I’m just not happy right now.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

Jim DePalma:
Yes, but you know we have cash at the end of the year.  We have no outstanding amount on our revolver, other than letters of credit.  And we’ve paid down whatever amortization we had to pay down in the fourth quarter.

Jim Ricchiuti:	OK. Thank you.

Operator:	OK. Thank you. Your next question comes from John Croke of Jefferies & Company.

John Croke:	Good evening, Bob.

Bob LaPenta:	Good evening.

John Croke:
Thanks for the explanation on this licensing deal.  I was just curious and I know this is a sensitive area but what are the potential work arounds to this threat that’s been made.  Is it a chance that this is going to have to get bid?  Or it maybe just a matter of the customer having to go higher up the food chain to get a signature to keep this a no bid situation?

Bob LaPenta:	You know I really can’t comment on that other than to say that our customer is very unhappy.

John Croke:
Understood.  And the next question I had is going to the press release, the very last statement you made talking goals for 2010, you mentioned exploring strategic alternatives to enhance shareholder value.  And I was just wondering if you could expand on that, is this something that reflects a recent decision made by the board?  Or is this just more of a general statement?

Bob LaPenta:
I think those of you that are familiar with this company and the journey we’ve been on for the past three years are familiar with the fact that I always said that we wanted to build a great company and I really believe we’ve done that.

I also said that as management, and that includes the Board, we have a responsibility to enhance and make sure that we’re providing value to our shareholders.  I said that when 2010 came that as a line I had drawn on the sand and 2010 is here.  What that means exactly you know I’ll leave to your interpretation but I think it’s a self-explanatory statement.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

John Croke:	Got you, thanks. And just real quickly the $1.3 billion expected backlog at the end of 2009, does this include the $80 million that’s still waiting to be definitized?

Bob LaPenta:	No. It does not.

John Croke:	OK. Great. All right. Thank you.

Operator:	Your next question is from Mike French of Morgan Joseph.

Mike French:	Good afternoon.

Bob LaPenta:	Good afternoon.

Mike French:
Could you provide us some detail on the enrollment services portion of this?  You know, what portion of the revenue short fall is attributed to that?  And is that revenue likely to come back or is that something that you’re not likely to see.

Bob LaPenta:
We had expected a change in one of the contracts on one of our programs to reflect the added responsibility and effort that we are performing on that contract.  We were unable to get that change made by 12-31.  I’m hoping that we can.  And it represented somewhere around $8 or $9 million.

Mike French:	OK. Thank you. And good luck.

Bob LaPenta:	Thank you.

Operator:	Your next question comes from Michael Levitt of Chesapeake Partners.

Michael Levitt:	Good evening, Bob.

Bob LaPenta:	Good evening.

Michael Levitt:
Thank you for doing the call.  We really appreciate the candor.  Just a follow up question on the last section of the press release regarding the exploration of strategic alternatives.  Have you – has the Board - retained advisors to help in that process?

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

Bob LaPenta:	Again, I don’t want to expand on that statement. I think all of us that are familiar with Wall Street and various phrases I think we understand what that means.

Michael Levitt:	OK. How do you recommend we as shareholders measure the company’s progress as it relates to the exploration of alternatives?

Bob LaPenta:	What was the last sentence?

Michael Levitt:
Yes, how do you recommend we as shareholders measure the Board’s progress as it relates to the exploration of alternatives in terms of timeframes, in terms of any other measurements you can provide us.

Bob LaPenta:
Well you know I may have indicated that you know this is a company that is highly regarded that has franchises in a number of areas, credentialing, enrollment.  We have a nice intel business and a very, very impressive biometrics business.

I think our vision in putting this company together in this particular space was visionary.  And I think it’s a valuable property.  And I think everybody out there knows and I want to clear up any misconceptions I am the largest individual shareholder.  I have invested $100 million of my own money.  I don’t have any margins.  And that investment does not include any options.

It’s all my money.  I worked hard with my team.  I’m a big shareholder.  And I expect that this company that we built should be valued appropriately.  How we get that to be done myself and my board will decide that.

Michael Levitt:
And Bob, I hate to beat a dead horse but because it’s in the press release I feel like it’s fair game, do you feel that the way to maximize value is to sell the company as a whole in its entirety?  Or rather in pieces?

Bob LaPenta:	I’m not going to answer that question. And I think for people to look at the way this company is built you know I don’t want to answer that question.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

Michael Levitt:	OK. Thank you, Bob.

Bob LaPenta:	Right.

Operator:	Today’s final question comes from Michael Kim of Imperial Capital.

Michael Kim:	Hi, good afternoon guys.

Bob LaPenta:	Good afternoon.

Michael Kim:
Just going back to the enterprise license, what’s the risk that there may be a partial termination or just given the nature of that particular award that it would essentially – the revenue opportunity would look unchanged in the event of a successful outcome?

Bob LaPenta:
Well, I don’t believe it can be a termination.  The work, the software, is in there.  It’s operating.  Whatever licenses have been provided and work performed is done.  So, again you know the customer is very, very happy with that.

And you know I mean typically you know you don't try and alienate a customer with a program that’s so far down the road.

Michael Kim:
OK.  And then just going back to the biometrics area, you talk a little bit about some of the new opportunities for HIIDE, I’m hoping you might be able to elaborate on where some of those opportunities are that you’re seeing?

Bob LaPenta:	I know people don't like to hear this but in light of the competitive landscape I’d rather not talk too much about the opportunities.

Michael Kim:	Can you clarify if it’s you know more domestic oriented or international? Or any general sense of how that might shape?

Bob LaPenta:	Right now what I’m looking at, I would say for next year, it’s probably evenly split.

Michael Kim:	OK. Great. Thank you very much.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

Operator:	We do have one more question. That comes from David Sachs of Hockey Capital.

David Sachs:	Hey, Bob, good evening.

Bob LaPenta:	Good evening.

David Sachs:	Bob, could you just update us on the tax loss carry forward situation with the company and sort of what those tax attributes are at the end of 2009.

Jim DePalma:	Right. If you look at our NOL, net operating loss carry forward and our amortizable goodwill we have about $650 to $700 million.

David Sachs:
And then that’s available to shelter – to a previous questioner’s comment if you were to sell divisions off piece per say you’d be able to use the $650 or $700 million?  Or are there some restrictions on use of that?

Jim DePalma:	No. Obviously, they would have to be structured to – in the right way but yes, we could use that to offset any gain if we were to sell pieces of it.

David Sachs:
OK.  And then also in the beginning of the call, Bob you talked about revenues being slightly below plan even if you were to have picked up this enterprise license.  Which other aspects of the company were slightly off at the end of the year?  And sort of as you think about the trajectory going into 2010?

Bob LaPenta:
You know the biggest part of that was the enrollment contract, the enrollment program that I mentioned.  You know there was some nits here and there and ups and downs, but that was pretty much the two areas.

David Sachs:
OK.  And then the margins have been reasonably strong.  Is the expectation for 2010, you hadn’t changed the numbers yet, but is there any reason to think that margins should move in any direction in 2010 based on mix change with the push out of this enterprise license and perhaps other push outs?

Bob LaPenta:
Again you know we’re looking at next year.  We’re looking at it in light of you know what happened with the enterprise license.  And you know we’ll give you some more color on that.  As I mentioned you know we’ve got two more reviews.  We’re going to complete those in the next week to 10 days and we’re going to take a look at it but you know again the most software we sell the more we can you know get licenses for the software.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

You know it’s because the investment is already made, it’s a higher margin sale. How much of that is going to impact next year, I think, remains to be seen.

You know one other data point, I probably shouldn’t say this, but I’m still very upset that when questioned about it, the competitor that filed this compliant, the Chairman, indicated that he wasn’t even aware that this happened.  So that just goes to show you how credible that is.

David Sachs:
And what’s your sense of the timeline to getting a resolution?  It sounded like this was broken off.  Your customer was disappointed.  They couldn’t get this done.  It doesn’t appear that we’ve gone to litigation.  Is this a three to six month process?  A six to nine month process?

Bob LaPenta:
I can only tell you that we had everybody working until 5 o’clock on New Year’s Eve trying to get it done.  The government, the customer, the lawyers, so that should give you a sense of urgency.  What’s going to happen, I have no clue.

David Sachs:
OK.  Last question, as you think about 2010 you’ve provided us some information, as you think about the growth opportunities in your portfolio and you think about the ability for L-1 to deliver on those growth opportunities where should we think about the focus for growth next year and maybe the years out?  What aspects of the portfolio?  Whether it be credentialing or Intel et cetera, are you most excited about and with good line of site visibility on getting revenue growth and profit growth from those businesses?

Bob LaPenta:
I would say that I think our software, our end-to-end capability, has really proven to be a great strategy.  Our multi-modalcapability has proven to be a great strategy.  So you know I would expect that growth in the credentialing group would bring growth in the biometrics group and vice-versa.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

I would expect to get more involvement of the intel group into the credentialing, solutions and security aspects of those solutions and the biometrics that they have this year bringing our biometrics into our watch list database where Boeing is the prime on the part of that program.

But if you look out at 2011 you’re going to start seeing the results of the investment we made in’09 and the investments we’re making in ’10.  See, if you look at the investments that we’re making in credentialing you almost have to look at it like an acquisition.  We win the programs.  We invest in setting up facilities, providing you know printing capabilities, software, cameras you know document authentication products.

David Sachs:	Right, cash out the door.

Bob LaPenta:	Face recognition software. And then we have that business for six, seven, eight, nine years. We start getting the cash flow back after we paid the capex. It’s amortized over the licenses.

So if you look at that, you look at the kiosk business which I think is really an exciting business.  If we’re able to restart the Registered Traveler program where we’re involved (we expect that to come to a head over the next three to four weeks) where we will be the prime.

And there’s another program which I’m not going to mention but it’s an airport security program.  I’m very excited about credentialing, biometrics and I’m excited about our ability to leverage the enrollment network that we built wherewe’re going to find added revenue generators.We may put these kiosks for registration renewal and license renewal and passports in our enrollment network.

So I’m really excited about the company and it’s potential. You know we’re investing right now. You know I wish 2010 was 2011 but that’s not the way it is.

David Sachs:
And does the intel business fit well and cohesively into the growth and the future potential of the company?  Because people have been paying real high multiples for similartype businesses in private equity land.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

Bob LaPenta:	It’s a nice very business that does $250 million plus and earns $30 million. And is involved in cyber security, imaging analysis and watch list and mission planning and analysis, a very nice business.

David Sachs:	Great. Well, good luck in 2010. Hopefully, you can make it 2011 quickly.

Bob LaPenta:	I can’t wait until next New Year’s. Thanks a lot.

Operator:	You have a question from Daniel Meron of RBC Capital.

Daniel Meron:
Hey guys.  I just joined on the call a few minutes ago,  I might have missed some of the questions.  If you can provide us with a little bit more color on the contracts won domestically / internationally that amounted $80 million, if you can just give us a little bit more color there.

And also on – I don’t know if you discussed it before, but what contract activity that you’re seeing right now towards the end of the year and into 2010 that provides you with the confidence that you can still meet the targets that you’ve all planned for 2010?  Thank you.

Bob LaPenta:	The $80 million that I’m talking about there represents, I’ve got a list here, I think five opportunities. And let’s see if I can classify them without saying too much.

There are – of that I want to say $24 million are in the biometrics group. And this doesn’t include the enterprise license. And about $60 million is in the credentialing group.

Daniel Meron:	OK. And how much of that is international and how much of that is domestic of this $80 million.

Bob LaPenta:	I’m sorry?

Daniel Meron:	How much of that would you say is international versus domestic?

Bob LaPenta:	International is $50 of the $80 million.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

Daniel Meron:	OK. Thanks a lot. That’s a pretty healthy amount. Can you provide us more color on the geography? Is it Europe? Americas? You know I’m trying here.

Bob LaPenta:	It’s across the pond.

Daniel Meron:
OK.  And then on the second part of the question, you know, the drivers that support your confidence into 2010, what drives you to believe that despite the you know slight mess in the fourth quarter, you can still get to the pace that the guidance implies?

Bob LaPenta:
Yes.  I view our revenue in the fourth quarter as being in the real world probably $175 plus.  I think you know there will be a little drop off in the first quarter because you know we had everybody pushing and pulling hard to get things going.

But you know so we’re running right now at like a little less than a $700 million clip. So we don’t you know it’s not like we have a huge increase to get to that $750 number for next year.

Daniel Meron:	Got you. OK. It makes sense. So we should still expect the first quarter to be down, did I understand you correctly?

Bob LaPenta:	Again, I’m not going to talk about the first quarter. One thing I want to do is get hopefully a little more visibility as to what’s going to happen with the EL.

Daniel Meron:	OK. And the increase in backlog of about $100 million sequentially that relates to the business that you’ve won during the quarter and we just discussed $80 million right.

Bob LaPenta:	That’s correct. And it has nothing to do wit the $80 million that we were just talking about.

Daniel Meron:
OK.  And then last one for me, I’m not sure anybody just asked it or not you know did the recent terror attack have any impact on your business going forward?  Or the business you havewith the TSA or other security organizations in the U.S. or internationally?

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

Bob LaPenta:	I would expect it to have a positive impact. I can’t put a number on it. I can only tell you that I think of all of our competitors, we are the best positioned in this space that’s my belief.

Daniel Meron:
OK.  And do you think that you know it’s a matter of several quarters until those security measures will be implemented?  Or is this something that you guys can show on your numbers even before hand?  What’s the timeline for something like that, theoretically, of course?

Bob LaPenta:
Well, I don't know the answer to that question.  You know Obama I think is equally upset with his team as I am with my competitor.  But he clearly is going to lay out a strategy.  There’s a lot of talk now about him being de-foused, not concentrating you know where George Bush maybe spent all of his time Iraq and not the U.S. economy and other issues, Obama now is being accused of spending all of his time on the economy and healthcare and not paying enough attention to Homeland Security.

I think you’re going to see that change.  I also think you’re going to see greater emphasis on border security, immigration reform.  I think you’re going to see the Real ID program forward.  I think you’re going to see the more emphasis on this registered traveler program to provide security on people leaving and maybe even coming into the country.

So again, we’re in a great spot. L-1 is. How that’s going to unfold and when and how much your guess is probably as good as mine.

Daniel Meron:	OK. Very good. Thank you so much. I appreciate it.

Operator:	There are no further questions at this time. I will turn the floor back over to Mr. Bob LaPenta for closing remarks.

Bob LaPenta:
Well, again I thank you.  I hope I wasn’t too coarse in my remarks and my analysis.  I am upset.  I thank you for participating in the call.  And I just want to leave you with the fact that I’m really happy with this company, my people, and theirwork in putting it together, and I’ll leave you with that.  Thanks very much.

L-1IDENTITY SOLUTIONS INC.
Moderator:  Lisa Cradit
01-06-10/4:00 p.m. CT
Confirmation # 49650623

Operator:
This concludes today’s teleconference.  Today’s call is being recorded and will be available for replay beginning two hours from the conclusion of this call.  The dial in number for the replay is 800-642-1687 for U.S. callers and 716-645-9291 for those outside U.S.  Please use pass code 49650623.  Please disconnect your lines at this time.  Thank you.

END